UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2007 (August 20, 2007)

FERIS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-24477	86-0776876
(Commission File Number)	I.R.S. Employer Identification No.)

3155 East Patrick Lane, Suite 1, Las Vegas, NV	89120
(Address of Principal Executive Offices)	(Zip Code)

(702) 492 9413
(Registrant’s Telephone Number, Including Area Code)

Titan Motorcycle Co. of America
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 20, 2007, Feris International, Inc. (the “Company”), Feris Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Patty Linson, on the one hand, and Pro Sports & Entertainment, Inc. (“PSEI”), on the other hand, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge into PSEI (the “Merger”), PSEI will become a wholly owned subsidiary of the Company, and the shareholders of PSEI will receive shares of the Common Stock of the Company representing approximately 85.22% of Feris’ issued and outstanding capital stock on a fully diluted basis after giving effect to the Merger and the possible conversion of an outstanding convertible note (the “Convertible Note”). Consummation of the Merger is dependent upon the satisfaction of certain conditions including shareholder approval of the parties, the Company becoming current in its filings and the absence of liabilities (except for the Convertible Note).

PSEI is engaged in owning, operating and marketing various live entertainment and sports events. PSEI also owns and operates Stratus Rewards, a marketing and redemption platform wrapped around a Visa Signature card, which provides exclusive benefits to its cardholders in the form of luxury trips, private jet travel, high end merchandise and other rewards for specified levels of use.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of August 2007.

	By:	/s/ Patty Linson
Patty Linson President